Exhibit (e)(1)(v)

Schedule A

ALLIANZ FUNDS MULTI-STRATEGY TRUST

Separate Investment Portfolios

Fund Name

Allianz NACM International Growth Fund

Allianz NACM International Growth Opportunities Fund

Allianz NACM Small to Mid Cap Growth Fund

Allianz NACM Convertible Fund

Allianz NACM Emerging Growth Fund

Allianz NACM High Yield Bond Fund

Allianz NACM Micro Cap Fund

Allianz NACM Ultra Micro Cap Fund

Allianz NFJ Global Dividend Value Fund

Allianz Global Investors Solutions 2015 Fund

Allianz Global Investors Solutions 2020 Fund

Allianz Global Investors Solutions 2030 Fund

Allianz Global Investors Solutions 2040 Fund

Allianz Global Investors Solutions 2050 Fund

Allianz Global Investors Solutions Core Allocation Fund

Allianz Global Investors Solutions Growth Allocation Fund

Allianz Global Investors Solutions Retirement Income Fund

Allianz RCM All Horizons Fund

Allianz RCM China Equity Fund

Allianz RCM Disciplined Equity Fund

Allianz RCM Global EcoTrendsSM Fund

Allianz RCM Global Water Fund

Allianz RCM International Opportunities Fund

Schedule A to Distribution Contract

IN WITNESS WHEREOF, ALLIANZ FUNDS MULTI-STRATEGY TRUST and ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC have each caused this Schedule A to the Distribution Contract to be signed in its behalf by its duly authorized representative, on this 9th day of April, 2010.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ E. Blake Moore, Jr.
Name:	E. Blake Moore, Jr.
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:	/s/ Steven B. Plump
Name:	Steven B. Plump
Title:	Managing Director

Schedule A to Distribution Contract – Signature Page